Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to incorporation by reference in the registration statement (No. 33-51239) on Form S-8 of our report dated June 21, 2007 appearing on the annual report Form 11-K of Kelly Retirement Plus for the year ended December 31, 2006.

/s/ Plante & Moran, PLLC

Southfield, Michigan

June 29, 2007